EXHIBIT 99.2
NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

Charles D. Knight

Executive Vice President

Chief Financial Officer

InvestorRelations@catocorp.com
THE CATO

CORPORATION SUSPENDS REGULAR QUARTERLY

DIVIDEND

CHARLOTTE, N.C. (November 21, 2024) – In light of the current economic conditions and current sales trends the Board of Directors of The Cato Corporation (NYSE: CATO)

suspended the regular quarterly dividend.
Statements in this press release

that express a belief, expectation or intention, as

well as those that are not a historical fact,

i
ncluding,
without limitation, statements regarding

the Company’s

expected or estimated operational financial results,

activities or
opportunities, and potential impacts and effects of interest rates, inflation or other factors that may affect our customers’
discretionary spending or our costs are

considered “forward-looking”

within the meaning of The Private Securities Litigation Reform
Act of 1995.

Such forward-looking statements are

based on current expectations that are

subject to known and unknown risks,
uncertainties and other factors that could cause actual results to differ materially from those contemplated

by the forward-looking
statements.

Such factors include, but are not limited to, any

actual or perceived deterioration in, or continuation

of negative trends in,
the conditions that drive consumer confidence and spending, including,

but not limited to, prevailing social, economic,

political and
public health conditions and uncertainties, levels of unemployment, fuel,

energy and food costs, inflation, wage rates, tax rates,
interest rates, home values, consumer net worth and

the availability of credit; changes in laws, regulations

or government policies
affecting our business including but not limited to tariffs; uncertainties regarding the impact of any governmental action regarding,

or
responses to, the foregoing

conditions; competitive factors and pricing pressures;

our ability to predict and respond

to rapidly
changing fashion trends and consumer demands;

our ability to successfully implement our new store development strategy to increase
new store openings and the ability of any such new

stores to grow and perform

as expected; underperformance or other factors that
may lead to, or affect the volume of, store closures;

adverse weather,

public health threats (including the global

coronavirus (COVID-
19) outbreak), acts of war or aggression

or similar conditions that may affect our merchandise

supply chain, sales or operations;
inventory risks due to shifts in market demand, including the ability to liquidate excess inventory at anticipated margins; adverse
developments or volatility affecting the financial services industry or broader financial markets; and other factors discussed under
“Risk Factors” in Part I, Item 1A

of the Company’s

most recently filed annual report

on Form 10-K and in other reports the
Company files with or furnishes to the SEC from time to

time.

The Company does not undertake to publicly update or revise

the
forward-looking statements even if experience

or future changes make it clear that the projected

results expressed or implied

therein
will not be realized. The Company is not responsible

for any changes made to this press release

by wire or Internet services.
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